      As filed with the Securities and Exchange Commission on May 25, 2001

                              Registration No. 33-


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                           SIZZLER INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                       95-4307254
    (State or other jurisdiction                           (I.R.S. Employer
  of incorporation or organization)                      Identification Number)

      6101 WEST CENTINELA AVENUE                                 90230
        CULVER CITY, CALIFORNIA                               (Zip Code)
(Address of principal executive offices)

                           SIZZLER INTERNATIONAL, INC.
                         2001 AMG RESTRICTED STOCK PLAN
                            (Full title of the plan)

                                MR. A. KEITH WALL
                    VICE PRESIDENT & CHIEF FINANCIAL OFFICER
                           SIZZLER INTERNATIONAL, INC.
                           6101 WEST CENTINELA AVENUE
                          CULVER CITY, CALIFORNIA 90230
                     (Name and address of agent for service)

                                 (310) 568-0135
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                Proposed Maximum           Proposed Maximum
  Title of Securities to     Amount to be       Offering Price Per         Aggregate Offering           Amount of
     be Registered           Registered(1)           Share                      Price               Registration Fee
--------------------------------------------------------------------------------------------------------------------
  Common Stock                 332,013              $1.35                   $448,217.55                $132.22
--------------------------------------------------------------------------------------------------------------------
     Total                     332,013              $1.35                   $448,217.55                $132.22
====================================================================================================================

(1) THESE SHARES ARE RESERVED FOR ISSUANCE PURSUANT TO THE SIZZLER INTERNATIONAL, INC. 2001 AMG RESTRICTED STOCK PLAN (THE "PLAN"). PURSUANT TO RULE 416, ALSO BEING REGISTERED ARE ADDITIONAL SHARES OF COMMON STOCK AS MAY BECOME ISSUABLE UNDER THE PLAN THROUGH THE OPERATION OF ANTI-DILUTION PROVISIONS.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

       The following documents of Sizzler International, Inc., a Delaware corporation (the "Company"), previously filed with the Securities and Exchange Commission are incorporated by reference:

       (1) The Company's Annual Report on Form 10-K for the year ended April 30, 2000; and

       (2) The Company's Quarterly Report on Form 10-Q for the first quarter of the year ending April 30, 2001;

       (3) The Company's Amended Quarterly Report on Form 10-Q/A for the first quarter of the year ending April 30, 2001;

       (4) The Company's Quarterly Report on Form 10-Q for the second quarter of the year ending April 30, 2001;

       (5) The Company's Quarterly Report on Form 10-Q for the third quarter of the year ending April 30, 2001;

       (6) The Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 2000;

       (7) The Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 22, 2000;

       (8) The Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 17, 2000;

       (9) The Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2000;

       (10) The Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 14, 2000;

       (11) The Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 14, 2000;

       (12) The Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 27, 2000;

       (13) The Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 22, 2000;

       (14) The Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 7, 200;

       (15) The Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 11, 2001;

       (16) The Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 22, 2001;

       (17) The Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 20, 2001; and

       (18) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A dated March 7, 1991 together with any amendment or report filed with the Securities and Exchange Commission for the purpose of updating such description.

       All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) or the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and the Prospectus that is part hereof from the date of filing such documents.

Item 4. Description of Securities.

       Not applicable.

Item 5. Interests of Named Experts and Counsel.

       None.

Item 6. Indemnification of Directors and Officers.

       Section 145 of the General Corporation Law (the "GCL") of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person identified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter herein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

       The Company's Certificate of Incorporation and Bylaws, provide, in effect, that to the full extent and under the circumstances permitted by Section 145 of the GCL, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is or was a director, officer, employee or agent of the Company.

       The Company's Certificate of Incorporation relieves its directors from monetary damages to the Company or its stockholders for breach of such director's fiduciary duty as a director to the fullest extent permitted by the GCL. Under Section 102(b)(7) of the GCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violation of certain provisions of the GCL imposing certain requirements with respect to stock purchases, redemptions and dividends or (v) for any transaction from which the director derived an improper personal benefit.

Item 7. Exemption from Registration Claimed.

       None.

Item 8. Exhibits.


Exhibit
Number                             Description
--------                           -----------

 4.1 Certificate of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.1 to Amendment No. 1 to the Registrant's Registration Statement on Form S-4 (Registration No. 33-38412).

 4.2 Bylaws of the Registrant, as amended June 16, 1999, incorporated herein by reference to Exhibit 3.2 to the Registrant's Report on Form 10-K for the fiscal year ended April 30, 1999.

 4.3        Sizzler International, Inc. 2001 AMG Restricted Stock Plan.

 4.4 Rights Agreement dated January 22, 2001 between the Registrant and The Bank of New York, incorporated herein by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 22, 2001.

 4.5 Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant, incorporated herein by reference to Amendment No. 1 to the Registrant's Form S-4 Registration Statement No. 33-38412.

 5.1        Opinion of Pachulski, Stang, Ziehl, Young & Jones P.C.

23.1        Consent of Arthur Andersen LLP

23.2        Consent of Pachulski, Stang, Ziehl & Young P.C. (included in Exhibit
            5.1).

24.1        Power of Attorney (included on Signature Page).


Item 9. Undertakings.

       1. The undersigned registrant hereby undertakes:

              (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

              (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registration in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of it counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and had duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Culver City, State of California, on this 8th day of May, 2001.



                                       SIZZLER INTERNATIONAL, INC.



                                       By: /s/ Charles L. Boppell
                                           -------------------------------
                                           Charles L. Boppell
                                           Chief Executive Officer


                                POWER OF ATTORNEY

       Each individual whose signature appears below constitutes and appoints Charles L. Boppell and A. Keith Wall and each or either of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


      NAME                              TITLE                                  DATE
      ----                              -----                                  ----

/s/ Charles L. Boppell        Director and Chief Executive Officer           May 8, 2001
-----------------------       (Principal Executive Officer)
Charles L. Boppell


/s/ Phillip D. Matthews       Director and Chairman of the Board             May 8, 2001
-----------------------
Phillip D. Matthews


/s/  James A. Collins         Director                                       May 8, 2001
-----------------------
James A. Collins


/s/ Barry E. Krantz           Director                                       May 8, 2001
-----------------------
Barry E. Krantz


/s/ Robert A. Muh             Director                                       May 8, 2001
-----------------------
Robert A. Muh


/s/ Kevin W. Perkins          Director                                       May 8, 2001
-----------------------
Kevin W. Perkins


/s/ Charles F. Smith          Director                                       May 8, 2001
-----------------------
Charles F. Smith


/s/ A. Keith Wall             Vice President and Chief Financial Officer     May 8, 2001
-----------------------       (Principal Financial and Accounting Officer)
A. Keith Wall


                                  EXHIBIT INDEX


                                                                                                      SEQUENTIALLY
EXHIBIT NO.                            DESCRIPTION                                                    NUMBERED PAGE
-----------                            -----------                                                    -------------
 4.1             Certificate of Incorporation of the Registrant, incorporated herein by                     N/A
                 reference to Exhibit 3.1 to Amendment No. 1 to the Registrant's
                 Registration Statement on Form S-4 (Registration No. 33-38412).

 4.2             Bylaws of the Registrant, as amended June 16, 1999, incorporated                           N/A
                 herein by reference to Exhibit 3.2 to the Registrant's Report on Form
                 10-K for the fiscal year ended April 30, 1999.

 4.3             Sizzler International, Inc. 2001 AMG Restricted Stock Plan.                                 10

 4.4             Rights Agreement dated January 22, 2001 between the Registrant and The                     N/A
                 Bank of New York, incorporated herein by reference to Exhibit 4 to the
                 Registrant's Current Report on Form 8-K filed with the Securities and
                 Exchange Commission on January 22, 2001.

 4.5             Certificate of Designation of Series A Junior Participating Preferred                      N/A
                 Stock of the Registrant, incorporated herein by reference to Amendment
                 No. 1 to the Registrant's Form S-4 Registration Statement No. 33-38412.

 5.1             Opinion of Pachulski, Stang, Ziehl & Young P.C.                                             17

23.1             Consent of Arthur Andersen LLP                                                              18

23.2             Consent of Pachulski, Stang, Ziehl, Young & Jones P.C. (included in                        N/A
                 Exhibit 5.1).

24.1             Power of Attorney (included on Signature Page).                                            N/A
